Exhibit 5.2

Opinion of Greenberg Traurig, P.A.

March 5, 2026

Nomad Foods Limited

Forge

43 Church Street West

Woking, United Kingdom, GU21 6HT

Re: Nomad Foods Limited Registration Statement on Form F-3ASR

Ladies and Gentlemen:

We have acted as special counsel to Nomad Food Limited, a British Virgin Islands limited company (the “Company”), in connection with the filing on March 5, 2026, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form F-3ASR (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offering by the Company from time to time, pursuant to Rule 415 under the Securities Act, of: (i) ordinary shares of no par value of the Company (“Ordinary Shares”); (ii) preferred shares of no par value of the Company (the “Preferred Shares”); (iii) debt securities of the Company (“Debt Securities”) which may be issued in one or more series; and/or (iv) warrants to purchase Ordinary Shares or Preferred Shares (the “Warrants”) in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”) and any supplement thereto (a “Prospectus Supplement”) and as will be designated by the Company at the time of the applicable offering.

In connection with the preparation of the Registration Statement and this opinion letter, we have examined, considered and relied upon the following documents (collectively, the “Documents”):

(i) the memorandum and articles of association and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands on March 5, 2026;

(ii) certain resolutions adopted by the board of directors of the Company (the “Board”) with respect to the Registration Statement;

(iii) the Registration Statement, including the Prospectus contained therein, and exhibits thereto;

(iv) the form of indenture included as an exhibit to the Registration Statement (as such indenture may be supplemented from time to time (the “Indenture”)); and

(v) such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below.

For purposes of this opinion, we have not reviewed any documents other than the Documents. We have assumed that there exists no provision in any document relating to the matters covered by this opinion that we have not reviewed that is inconsistent with the Documents or the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the Documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects. In rendering the opinions set forth below, we have assumed without investigation (i) the genuineness of all signatures on the Documents; (ii) the legal capacity under all applicable laws and regulations of all natural persons signing each of the Documents as or on behalf of the parties thereto; (iii) the authenticity of all Documents submitted to us as originals; (iv) the conformity to authentic original documents of all Documents submitted to us as copies; and (v) that the Documents, in the forms submitted to us for our review, have not been and will not be, altered or amended in any respect material to our opinion as set forth herein.

In rendering this opinion we have assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Debt Securities and Warrants are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement or term sheet will have been prepared and timely filed with the Commission describing the Debt Securities and Warrants offered thereby and will comply with all applicable laws; (iv) all Debt Securities and Warrants will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (v) the resolutions authorizing the Company to issue, offer and sell the Debt Securities and Warrants as adopted by the Board will be in full force and effect at all times at which the Debt Securities and Warrants are issued, offered or sold by the Company; (vi) the definitive terms of the Debt Securities and Warrants will have been established in accordance with the authorizing resolutions adopted by the Board and the Company’s constitutional documents; (vii) the Company will issue and deliver the Debt Securities and Warrants in the manner contemplated in the Registration Statement; (viii) all Debt Securities and Warrants will be issued in compliance with applicable securities and corporate law; and (ix) any purchase agreement, deposit agreement, warrant agreement, purchase contract agreement or similar agreement will constitute a valid and binding obligation of each party thereto other than the Company. With respect to any Warrants, we have further assumed that (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent, and (ii) the Warrants will be authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement. Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to Debt Securities to be issued under the Indenture, when (A) the trustee under the Indenture has duly executed and delivered the Indenture, (B) the Indenture has been duly authorized and validly executed and delivered by the Company to the trustee thereunder, (C) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (D) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof, and related matters and (E) such Debt Securities have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the Indenture, and the applicable definitive purchase, underwriting, or similar agreement upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

2. With respect to Warrants to be issued, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of such Warrants, the terms of the offering thereof, and related matters and (B) such Warrants have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the Warrant Agreement (as defined below), and the applicable definitive purchase, underwriting, or similar agreement upon payment of the consideration therefor provided for therein, such Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

The opinions expressed above are limited to the laws of the State of New York and the Delaware General Corporation Law and we have not considered and express no opinion on the effect of any laws or the laws of any other state or jurisdiction, including state and federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Yours very truly,

/s/ Greenberg Traurig, P.A.

Greenberg Traurig, P.A.